UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2026

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
Partial Settlement Agreement Filed in California-American Water Company (“Cal Am”) General Rate Case
On June 8, 2026, Cal Am, a wholly owned subsidiary of American Water Works Company, Inc. (the “Company”), filed with the California Public Utilities Commission (the “CPUC”) a partial settlement agreement reached with the CPUC’s Public Advocates Office to determine the amount of incremental annualized water and wastewater revenue to be received by Cal Am in its general rate case filed on July 1, 2025. The requested annualized incremental revenue was driven primarily by approximately $750 million of capital investments completed and planned by Cal Am from 2025 to 2028.
Under the partial settlement agreement, the total incremental annualized water and wastewater revenue to be received by Cal Am would be $24 million in the 2027 test year, $21 million in the 2028 escalation year, and $22 million in the 2029 attrition year. The Company’s revised proposed position in this general rate case was $43 million in the 2027 test year (updated to reflect a current level of revenue and sales), an estimated $22 million in the 2028 escalation year, and an estimated $26 million in the 2029 attrition year. The treatment in the general rate case of construction work in progress (“CWIP”) is the only primary issue that remains pending in the general rate case. If CWIP is ultimately excluded from rate base, it is estimated that the incremental annualized water and wastewater revenues to be received by Cal Am for the 2027 test year and the 2028 escalation year would decrease to $20 million and $19 million, respectively, and would remain at $22 million in the 2029 attrition year. New rates would be implemented by Cal Am as of January 1, 2027 upon a final decision issued by the CPUC with respect to the partial settlement agreement.
A copy of the press release issued by Cal Am on June 9, 2026 to announce the filing of the partial settlement agreement with the CPUC has been filed as Exhibit 99.1 hereto and is incorporated herein by reference. References and links to websites and other information contained in this press release are not provided as active hyperlinks, and the information contained in or accessed through these hyperlinks shall not be incorporated into, or form a part of, this Current Report on Form 8-K.
Stipulation of Settlement Filed in Virginia-American Water Company (“Virginia American Water”) General Rate Case
On June 5, 2026, Virginia American Water, a wholly owned subsidiary of the Company, filed with the Virginia State Corporation Commission (the “VSCC”) a “black box” stipulation of settlement (the “Stipulation”) entered into on June 5, 2026 with the staff of the VSCC and several intervenors, with respect to a general rate case filed by Virginia American Water on November 3, 2025. Virginia American Water sought in the general rate case approximately $22 million of increased annualized water and wastewater revenues. The parties to the Stipulation agreed to a $16 million annualized increase in Virginia American Water’s revenues, and have also agreed, solely for purposes of Virginia American Water’s future filings requiring a stated cost of capital and/or capital structure (including its annual information and water and wastewater infrastructure surcharge filings), that its return on equity (“ROE”) will be 9.75% and its capital structure will consist of an equity component of 51.79%. In Virginia-American Water’s last rate case, the general rate case order had approved, solely for purposes of Virginia American Water’s future filings requiring a stated cost of capital and/or capital structure (including its annual information and water and wastewater infrastructure surcharge filings), an ROE of 9.70% and a capital structure consisting of an equity component of 45.67%.
The annualized revenue increase is driven primarily by approximately $115 million in capital investments completed and planned to be made by Virginia-American Water between May 2025 and April 2027. The Stipulation remains subject to VSCC review and approval. Interim rates became effective May 2, 2026, with the difference between interim and final approved rates subject to refund.
A copy of the press release issued by Virginia American Water on June 9, 2026 to announce the filing of the Stipulation with the VSCC has been filed as Exhibit 99.2 hereto and is incorporated herein by reference. References and links to websites and other information contained in this press release are not provided as active hyperlinks, and the information contained in or accessed through these hyperlinks shall not be incorporated into, or form a part of, this Current Report on Form 8-K.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K (or the exhibits thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2026, and other filings with the SEC, and additional risks and uncertainties, including with respect to (1) the receipt of a final decision or order as to each partial settlement agreement; (2) the resolution by the CPUC of issues in Cal Am’s general rate case not addressed by the partial settlement agreement, including with respect to CWIP; (3) the terms of the general rate case as reflected in the final decision or order (including, without limitation, with respect to any total annualized revenue increase reflected therein); (4) the timing of final decisions or orders and the implementation of new rates; (5) the occurrence of benefits to Cal Am and Virginia American Water arising from such respective final decisions or orders; (6) unexpected costs, liabilities or delays associated with the resolution of each of Cal Am’s and/or Virginia American Water’s general rate case; (7) regulatory, legislative, local, municipal or other actions adversely affecting each of Cal Am and/or Virginia American Water specifically or the water and wastewater industries generally, including with respect to the potential condemnation of Cal Am’s water system assets located on the Monterey peninsula; and (8) other economic, business and other factors.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s, Cal Am’s or Virginia American Water’s respective businesses, either viewed independently or together (in whole or in part), or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description
99.1*	Press Release, dated June 9, 2026, issued by Cal Am.
99.2*	Press Release, dated June 9, 2026, issued by Virginia American Water.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	June 9, 2026	By:	/s/ DAVID M. BOWLER
David M. Bowler
Executive Vice President and Chief Financial Officer
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